UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2014

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission	03-573898
(State or other jurisdiction of incorporation or organization)	File No.: 0-51952	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-1415

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                               REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2 of Form 8-K, the following information, including the exhibits referenced therein, are being furnished pursuant to Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On October 28, 2014, Alliance Resource Partners, L.P. (NASDAQ: ARLP) and Alliance Holdings GP, L.P. (NASDAQ: AHGP) announced that Brian L. Cantrell, Senior Vice President and Chief Financial Officer, will make a presentation at the Cowen and Company 5th Annual Global Metals, Mining & Materials Conference in New York, New York at approximately 11:20 a.m. Eastern time on Tuesday, November 11, 2014.

The audio portion of Mr. Cantrell’s presentation will be available via webcast at http://wsw.com/webcast/cowen19/arlp and will be archived for 90 days following the conference.  The related presentation will also be available November 11, 2014 on both ARLP’s website (http://www.arlp.com) and AHGP’s website (http://www.ahgp.com) under “Investor Information” and “Investor Presentations.”

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

99.1                        Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P. press release dated as of October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date:	October 28, 2014